EXHIBIT 10.01

INTUIT INC.

2002 EQUITY INCENTIVE PLAN

As Amended Through July 30, 2003

     1.     PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company its Parent or Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

     2.     SHARES SUBJECT TO THE PLAN.

               2.1      Number of Shares Available. Subject to Sections 2.2 and 18, the following number of Shares are available for grant and issuance under the Plan: (a) 12,850,000 Shares, plus (b) 1,900,000 Shares resulting from authorized shares not issued or subject to outstanding grants under the Company’s 1993 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined in Section 19); plus (c) Shares that are subject to: (i) issuance upon exercise of an Option but cease to be subject to the Option for any reason other than exercise of the Option; (ii) an Award that otherwise terminates without Shares being issued; or (iii) are subject to an Award that is forfeited or are repurchased by the Company at the original issue price. No more than 10,000,000 shares shall be issued as ISOs. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options granted under the Plan and all other outstanding but unvested Awards granted under the Plan.

               2.2      Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the number of Shares subject to other outstanding Awards, (d) the 10,000,000 maximum number of shares that may be issued as ISOs set forth in Section 2.1; (e) the 2,000,000 and 3,000,000 maximum number of shares that may be issued to an individual in any one calendar year set forth in Section 3; and (f) the annual 500,000 Share limit on the aggregate number of Shares that may be: (i) made subject to an Option granted at an Exercise Price of less than Fair Market Value on the date of grant, (ii) issued under the Plan as a Stock Bonus; and (iii) issued under the Plan as a Restricted Stock Award at a Purchase Price of less than Fair Market Value on the date the Award is made, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be paid in cash at Fair Market Value, or will be rounded up to the nearest Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

     3.     ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The Committee (or its designee under 4.1(c)) will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary (including new employees who are also officers and directors of the Company or any Parent or Subsidiary), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment.

     4.     ADMINISTRATION.

               4.1      Committee Authority. The Plan shall be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

(a)	construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan, including determining the forms and agreements used in connection with the Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human Resources, in consultation with the General Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c)	select persons to receive Awards; provided that the Committee may delegate to one or more Executive Officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company;

(d)	determine the terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability, transferability, and payment of Awards;

(i)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned;

(k)	amend the Plan; or

(l)	make all other determinations necessary or advisable for the administration of the Plan.

               4.2      Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

     5.     OPTIONS. The Committee may grant Options to eligible persons and will determine (a) whether the Options will be ISOs or NQSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, and (e) all other terms and conditions of the Option, subject to the following:

               5.1      Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NQSO. The Stock Option Agreement will be substantially in a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

               5.2      Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan and the current Prospectus for the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Plan, the Prospectus and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

               5.3      Exercise Period and Expiration Date. Options will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time with respect to vesting during leaves of absences. The Stock Option Agreement shall set forth the last date that the option may be exercised (the “Expiration Date”); provided that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares subject to the Option as the Committee determines.

               5.4      Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be less than Fair Market Value (but not less than the par value of the Shares); provided that (i) the Exercise Price of an ISO will not be less than the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Notwithstanding the foregoing, no more than 500,000 Shares annually (less any Shares that have been issued under the Plan as Stock Bonuses or as Restricted Stock Awards at a price of less than Fair Market Value on the date of grant) may be made subject to Options granted at an Exercise Price that is less than Fair Market Value on the date of grant. Payment for the Shares purchased must be made in accordance with Section 8 of the Plan and the Stock Option Agreement.

               5.5      Procedures for Exercise. A Participant or Authorized Transferee may exercise Options by following the procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company’s electronic mail system.

               5.6 Termination.

     (a)       Vesting. Any Option granted to a Participant will cease to vest on the Participant’s Termination Date, if the Participant is Terminated for any reason other than “total disability” (as defined in this Section 5.6(a)) or death (or his or her death occurs within three months of Termination). Any Option granted to a Participant who is an employee who has been actively employed by the Company or any Subsidiary for one year or more or a director will vest as to 100% of the Shares subject to such Option, if the Participant is Terminated due to “total disability” or death (or his or her death occurs within three months of Termination). For purposes of this Section 5.6(a), “total disability” shall mean: (A) (i) for so long as such definition is used for purposes of the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Participant is unable to perform each of the material duties of any gainful occupation for which the Participant is or becomes reasonably fitted by training, education or experience and which total disability is in fact preventing the Participant from engaging in any employment or occupation for wage or profit; or, (ii) if such definition has changed, such other definition of “total disability” as determined under the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan; and (B) the Company shall have received from the Participant’s primary physician a certification that the Participant’s total disability is likely to be permanent. Any

Option granted to an employee who is Terminated by the Company, or any Subsidiary or Parent within one year following the date of a Corporate Transaction, will immediately vest as to such number of Shares as the Participant would have been vested twelve months after the date of Termination had the Participant remained employed for that twelve month period.

     (b)       Post-Termination Exercise Period. Following a Participant’s Termination, the Participant’s Option may be exercised to the extent vested as set forth in Section 5.6(a):

(i)	no later than 90 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or

(ii)	no later than (A) twelve months after the Termination Date in the case of Termination due to Disability or (B) eighteen months after the Termination Date in the case of Termination due to death or if a Participant dies within three months of the Termination Date, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

               5.7      Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.

               5.8      Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NQSOs. If the Code is amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the amendment.

               5.9      Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Participant must immediately notify the Company in writing of such disposition. The Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant from the Disqualifying Disposition.

               5.10      Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant’s rights under any Option previously granted; and provided, further that without stockholder approval, the modified, extended, renewed or new Option may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that unless prior stockholder approval is secured, the Exercise Price may not be reduced below that of the outstanding Option.

               5.11      No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

     6.     RESTRICTED STOCK AWARDS. The Committee may award Restricted Stock Awards under the Plan to any eligible person. The Committee will determine the number of Shares subject to the Restricted Stock Award, the Purchase Price, the restrictions on the Shares and all other terms and conditions of the Restricted Stock Award, subject to the following:

               6.1      Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant can accept a Restricted Stock Award only by signing and delivering to the Company a Restricted Stock Purchase Agreement, and full payment of the Purchase Price, within thirty days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award in this manner within thirty days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

               6.2     Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Notwithstanding the foregoing, the Committee may not award Restricted Stock for more than 500,000 Shares annually (less any Shares that have been made subject to Options granted with an Exercise Price of less than Fair Market Value on the date of grant or Stock Bonuses) with a Purchase Price that is less than Fair Market Value on the date of grant. Payment of the Purchase Price must be made in accordance with Section 8 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company’s electronic mail system.

               6.3      Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s Restricted Stock Purchase Agreement, which shall comply with and be subject to the terms and conditions of the Plan. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

     7.     STOCK BONUSES.

               7.1      Awards of Stock Bonuses. The Committee may award Stock Bonuses to any eligible person. No payment will be required for Shares awarded pursuant to a Stock Bonus. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. Notwithstanding the foregoing, the Committee may not award Stock Bonuses for more than 500,000 Shares annually (less any Shares that have been made subject to Options granted with an Exercise Price of less than Fair Market Value on the Date of Grant and any Shares that have been issued under the Plan as Restricted Stock at a Purchase Price of less than Fair Market Value on the date of grant).

               7.2      Terms of Stock Bonuses. Stock Bonuses will be subject to all restrictions, if any, that the Committee imposes. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s Stock Bonus Agreement. The terms of Stock Bonuses may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Stock Bonus, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus, the Committee will determine the extent to which the Stock Bonus has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and having different performance goals and other criteria.

               7.3      Form of Payment to Participant. The Committee will determine whether a Stock Bonus will be paid to the Participant in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value on the date of payment, and in either a lump sum payment or in installments.

               7.4      Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then the Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

     8.     PAYMENT FOR SHARE PURCHASES.

               8.1      Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Stock Option Agreement or other Award Agreement and that are permitted by law:

(a)	in cash (by check);

(b)	in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c)	by surrender of shares of the Company’s Common Stock that either: (1) were obtained by the Participant or Authorized Transferee in the public market; or (2) if the shares were not obtained in the public market, they have been owned by the Participant or Authorized Transferee for more than six months and have been paid for within the meaning of SEC Rule 144 (and, if the shares were purchased from the Company by use of a promissory note, the note has been fully paid with respect to the shares);

(d)	in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by waiver of compensation due or accrued to Participant for services rendered;

(e)	by tender of property; or

(f)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)	except for a Participant who is an Executive Officer or a director of the Company, through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD Dealer whereby the Participant or Authorized Transferee irrevocably elects to exercise the Option and to sell a portion of the Shares purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Shares to forward the Exercise Price directly to the Company;

for a Participant who is an Executive Officer or a director of the Company, through a “same day sale” commitment from the Participant and an NASD Dealer whereby the NASD Dealer irrevocably commits to forward the Exercise Price directly to the Company before the Company issues the Shares; or

(2)	except for a Participant who is an Executive Officer or a director of the Company, through a “margin” commitment from Participant or Authorized Transferee and an NASD Dealer whereby the Participant or Authorized Transferee irrevocably elects to exercise the Option and to pledge the Shares purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Shares to forward the Exercise Price directly to the Company.

for a Participant who is an Executive Officer or a director of the Company, through a “margin” commitment from Participant and an NASD Dealer whereby the NASD Dealer irrevocably commits to forward the Exercise Price directly to the Company before the Company issues the Shares.

               8.3      Issuance of Shares. Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant or Authorized Transferee (or in the name of the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 14 of the Plan.

     9.     WITHHOLDING TAXES.

               9.1      Withholding Generally. Whenever Shares are to be issued under Awards granted under the Plan, the Company may require the Participant to pay to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

               9.2      Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee.

     10.     PRIVILEGES OF STOCK OWNERSHIP. No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares; provided, however, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 14.

     11.     TRANSFERABILITY. Except as otherwise provided in this Section 11, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.

               11.1      Awards Other Than NQSOs. All Awards other than NQSO’s shall be exercisable (a) during a Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; and (b) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

               11.2      NQSOs. During a Participant’s lifetime an NQSO shall be exercisable by the Participant or the Participant’s guardian or legal representative, and with the permission of the Committee, may be transferred to an Authorized Transferee.

     12.     RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award Agreement), following the Participant’s Termination, at any time within ninety days after the later of (i) the Participant’s Termination Date or (ii) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

     13.     CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

     14.     ESCROW. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

     15.     SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

     16.     NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.

     17.     EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

     18.     CORPORATE TRANSACTIONS.

               18.1      Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the transaction or at the time of dissolution or liquidation.

               18.2      Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 18.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

               18.3      Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

     19.     ADOPTION AND STOCKHOLDER APPROVAL. The Plan was adopted by the Board on October 24, 2001 (the “Adoption Date”). The Plan became effective upon approval by stockholders of the Company, consistent with applicable laws, on January 18, 2002 (the “Effective Date”).

     20.     TERM OF PLAN. The Plan will terminate ten years from the Adoption Date.

     21.     AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.

     22.     NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

     23.     DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

(a)	“Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NQSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.

(b)	“Award” means any award under the Plan, including any Option, Restricted Stock or Stock Bonus.

(c)	“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f)	“Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Code, unless the Board has fewer than two such outside directors.

(g)	“Company” means Intuit Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h)	“Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

(i)	“Disability” means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(k)	“Executive Officer” means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.

(l)	“Exercise Price” means the price at which a Participant who holds an Option may purchase the Shares issuable upon exercise of the Option.

(m)	“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(1)	if such Common Stock is then quoted on the NASDAQ National Market, its last reported sale price on the NASDAQ National Market on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

(2)	if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(3)	if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(4)	if none of the foregoing is applicable, by the Board of Directors in good faith.

(n)	“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

(o)	“ISO” means an Incentive Stock Option within the meaning of the Code.

(p)	“NASD Dealer” means broker-dealer that is a member of the National Association of Securities Dealers, Inc.

(q)	“NQSO” means a nonqualified stock option that does not qualify as an ISO.

(r)	“Option” means an award of an option to purchase Shares pursuant to Section 5 of the Plan.

(s)	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(t)	“Participant” means a person who receives an Award under the Plan.

(u)	“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(1)	Net revenue and/or net revenue growth;

(2)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3)	Operating income and/or operating income growth;

(4)	Net income and/or net income growth;

(5)	Earnings per share and/or earnings per share growth;

(6)	Total stockholder return and/or total stockholder return growth;

(7)	Return on equity;

(8)	Operating cash flow return on income;

(9)	Adjusted operating cash flow return on income;

(10)	Economic value added; and

(11)	Individual business objectives.

(v)	“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

(w)	“Plan” means this Intuit Inc. 2002 Equity Incentive Plan, as amended from time to time.

(x)	“Prospectus” means the prospectus relating to the Plan, as amended from time to time, that is prepared by the Company and delivered or made available to Participants pursuant to the requirements of the Securities Act.

(y)	“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

(z)	“Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.

(aa)	“SEC” means the Securities and Exchange Commission.

(bb)	“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(cc)	“Shares” means shares of the Company’s Common Stock $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

(dd)	“Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 7 of the Plan.

(ee)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ff)	“Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

(gg)	“Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent or Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

Grant No. «GrantNumber»

INTUIT INC. 2002 PLAN OPTION GRANT AGREEMENT

     Intuit Inc., a Delaware corporation (the “Company”), hereby grants you a stock option (“Option”), pursuant to the Company’s 2002 Equity Incentive Plan, as amended through July 30, 2003 (the “Plan”), to purchase shares of the Company’s Common Stock, $0.01 par value per share (“Common Stock”), as described below. This Option is subject to all of the terms and conditions of the Plan, which is incorporated into this Agreement by reference. All capitalized terms in this Agreement that are not defined in the Agreement have the meanings given to them in the Plan.

Name of Participant:
Social Security Number:
Address:

Number of Shares:

Type of Option:	Non-qualified Stock Option
Exercise Price Per Share:
Date of Grant:
First Vesting Date:
Expiration Date:
Vesting Schedule:	So long as you are providing services to the Company, 33 1/3% of the Shares will vest on the First Vesting Date; then 2.778% of the Shares will vest on each monthly anniversary of the First Vesting Date until 100% vested. On your Termination, the Option will either cease to vest or, if you have been actively employed by the Company for one year or more and become totally disabled or die as provided in Section 5.6 of the Plan, accelerate in full. Following your Termination, you may exercise the Option only as provided in Section 5.6 of the Plan. Vesting may also be suspended in accordance with Company policies, as described in Section 5.6 of the Plan.

To exercise this Option, you must follow the exercise procedures established by the Company, as described in Section 5.5 of the Plan. This Option may be exercised only with respect to vested shares. Payment of the Exercise Price for the Shares may be made in cash (by check) and/or, if a public market exists for the Company’s Common Stock, by means of a Same-Day-Sale Commitment or Margin Commitment from you and an NASD Dealer (as described in Section 8.1 of the Plan). Upon exercise of this Option, you understand that the Company may be required to withhold taxes.

This Agreement (including the Plan, which is incorporated by reference) constitutes the entire agreement between you and the Company with respect to this Option, and supersedes all prior agreements or promises with respect to the Option. Except as provided in the Plan, this Agreement may be amended only by a written document signed by the Company and you. Subject to the terms of the Plan, the Company may assign any of its rights and obligations under this Agreement, and this Agreement shall be binding on, and inure to the benefit of, the successors and assigns of the Company. Subject to the restrictions on transfer of the Option described in Section 11 of the Plan, this Agreement shall be binding on your permitted successors and assigns (including heirs, executors, administrators and legal representatives). All notices required under this Agreement or the Plan must be mailed or hand-delivered to the Company or to you at its or your respective addresses set forth in this Agreement, or at such other address designated in writing by either of the parties to the other.

Additional information about the Plan and this Option (including certain tax consequences of exercising the Option and disposing of the Shares) is contained in the Prospectus for the Plan. A copy of the Prospectus is available on the stock options pages of the Intuit Legal Department intranet web site or by calling Sharon Savatski, the Company’s Stock Plan Analyst, at (650) 944-6504.

The Company has signed this Option Agreement effective as the Date of Grant.

INTUIT INC.
2632 Marine Way
Mountain View, California 94043

By:

Robert B. Henske, Senior Vice President
and Chief Financial Officer

PARTICIPANT’S ACCEPTANCE

     I accept this Agreement and agree to the terms and conditions in this Agreement and the Plan. I acknowledge that I have received a copy of the Company’s 2002 Equity Incentive Plan, and I understand and agree that this Agreement is not meant to interpret, extend, or change the Plan in any way, nor to represent the full terms of the Plan. If there is any discrepancy, conflict or omission between this Agreement and the provisions of the Plan as interpreted by the Company, the provisions of the Plan shall apply.

Award No. «GrantNumber»

INTUIT INC. 2002 EQUITY INCENTIVE PLAN
STOCK BONUS AGREEMENT

EXECUTIVE STOCK OWNERSHIP PROGRAM MATCHING UNIT

Intuit Inc., a Delaware corporation (the “Company”), hereby grants you a matching restricted stock unit in the form of a Stock Bonus Award (“Award”) pursuant to the Company’s 2002 Equity Incentive Plan (the “Plan”), for the number of shares of the Company’s Common Stock, $0.01 par value per share (“Common Stock”) set forth below. This Award is subject to all of the terms and conditions of the Plan, which is incorporated into this Agreement by reference. All capitalized terms in this Stock Bonus Agreement (“Agreement”) that are not defined in this Agreement have the meanings given to them in the Plan.

     Name of Participant:

     Social Security Number:
     Address:

     Number of Shares:

     Date of Grant:
     Vesting Date:

Vesting: Subject to the forfeiture provisions set forth in this Agreement, this Award will vest as to 100% of the Number of Shares on the Vesting Date set forth above, provided you have remained employed by the Company through that date. The Vesting Date is the fourth anniversary of the Date of Grant.

In the event of your Termination prior to the Vesting Date, the following provisions will govern the vesting of this Award:

Termination due to Resignation or by Company for Cause: In the event of your Termination prior to the Vesting Date due to your resignation or termination of employment by the Company for Cause, this Award will terminate without having vested as to any of the shares subject to this Award and you will have no right or claim to anything under this Award. For purposes of this Award, Cause means (i) you have been convicted of a misdemeanor that involves moral turpitude or the embezzlement of property of the Company or one of its affiliates; (ii) you have been convicted of a felony under the laws of the United States or any state thereof; (iii) your willful misconduct in the performance of your duties as a Company employee; (iv) your gross negligence in the performance of your duties as a Company employee; or (v) you have persistently failed to follow the lawful instructions of your manager relating to an activity within the scope of your duties. In order for a condition identified in (iv) or (v) to constitute Cause, the Company shall first have provided you with (A) at least thirty days’ written notice of the alleged actions setting forth with specificity the events or failures complained of and (B) an opportunity to remedy to the reasonable satisfaction of your manager such condition within such thirty day period and you shall have failed to remedy such condition.

Termination due to Retirement or by Company for other than Cause: In the event of your Termination prior to the Vesting Date due to your Retirement or termination of employment by the Company for reasons other than Cause, you will vest pro-rata in a percentage of the Number of Shares equal to your number of full months of service since the Date of Grant divided by forty-eight months, rounded down to the nearest whole share of Intuit Common Stock, and the Vesting Date under this Agreement will be your Termination Date. For purposes of this Award, Retirement means the Termination of your employment with the Company after you have reached an age and service requirement determined by the Committee or its delegate.

Termination due to Death or Total Disability: In the event of your Termination prior to the Vesting Date due to your death or Total Disability, this Award will vest as to 100% of the Number of the Shares on your Termination Date, and the Vesting Date under this Agreement will be your Termination Date. For purposes of this Award, Total Disability is defined in Section 5.6(a) of the Plan.

Termination Within One Year Following Corporate Transaction: In the event of your Termination prior to the Vesting Date, but within one year following the date of a Corporate Transaction, this Award will vest as to 100% of the Number of the Shares on your Termination Date, and the Vesting Date under this Agreement will be your Termination Date. For purposes of this Award, Corporate Transaction is defined in Section 23(h) of the Plan.

Forfeiture: You acknowledge and agree that if prior to the date on which you vest fully in this Award you sell, gift or otherwise transfer the shares you purchased that caused the Company to grant you this Award, this Award will terminate and you will forfeit all rights to this Award and any shares subject hereto, unless the Company determines in its sole discretion that you continue to hold other shares of the Company’s

Common Stock in a number equal to or greater than the number of shares that caused the Company to grant you this Award.

Issuance of Shares under this Award: The Company will issue you the shares subject to this Award on the later of: (1) the Vesting Date; or (2) your Voluntary Deferral of Share Issuance Date. Until the date the shares are issued to you, you will have no rights as a stockholder of the Company and the shares subject to this Award will not count as owned by you under the Company’s share ownership requirements.

Withholding Taxes: When the vesting and issuance of the shares under this Award gives rise to a federal or other governmental income or employment tax withholding obligation on the part of the Company, the Company will withhold from the shares issued to you a number of whole shares having a Fair Market Value equal to the minimum amount to be withheld to satisfy the withholding obligation and will transmit the equivalent cash amount to the applicable taxing authorities. If you have made a voluntary deferral of the share issuance to a date later than the Vesting Date in accordance with the provisions set forth in this Agreement, you agree that you will remit cash to the Company (through payroll deduction or otherwise) in an amount sufficient to satisfy any withholding obligation resulting from the vesting of the shares under this Award. (As of the date of this Agreement, federal income tax withholding is not required until share issuance. However, a FICA and Medicare withholding obligation triggers on the Vesting Date even if you have made a voluntary deferral of the share issuance to a date later than the Vesting Date). Fair Market Value of the shares shall be determined in accordance with Section 23(m) of the Plan on the date that the amount of tax to be withheld is to be determined.

Voluntary Deferral of Share Issuance: You may voluntarily elect to defer the issuance of the shares under this Award to a date after the Vesting Date that is no later than the first day of the fiscal year following the date on which you are no longer an employee of the Company (your “Voluntary Deferral of Share Issuance Date”). You must make this election no later than the third anniversary of the Date of Grant by filing a voluntary deferral election request in a form acceptable to the Committee or its delegate.

This Agreement (including the Plan, which is incorporated by reference) constitutes the entire agreement between you and the Company with respect to this Award, and supersedes all prior agreements or promises with respect to the Award. Except as provided in the Plan, this Agreement may be amended only by a written document signed by the Company and you. Subject to the terms of the Plan, the Company may assign any of its rights and obligations under this Agreement, and this Agreement shall be binding on, and inure to the benefit of, the successors and assigns of the Company. Subject to the restrictions on transfer of the Option described in Section 11 of the Plan, this Agreement shall be binding on your permitted successors and assigns (including heirs, executors, administrators and legal representatives). All notices required under this Agreement or the Plan must be mailed or hand-delivered to the Company or to you at its or your respective addresses set forth in this Agreement, or at such other address designated in writing by either of the parties to the other.

The Company has signed this Award Agreement effective as the Date of Grant.

INTUIT INC.
2632 Marine Way
Mountain View, California 94043

By:

Robert B. Henske, Chief Financial Officer

PARTICIPANT’S ACCEPTANCE

I accept this Agreement effective as of the Date of Grant and agree to the terms and conditions in this Agreement and the Plan. I acknowledge that I have received a copy of the Plan, and I understand and agree that this Agreement is not meant to interpret, extend, or change the Plan in any way, or to represent the full terms of the Plan. If there is any discrepancy, conflict or omission between this Agreement and the provisions of the Plan as interpreted by the Company, the provisions of the Plan shall apply.

Signed: